UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Progress Software Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

14 Oak Park

Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 31, 2012, at the Progress Software Corporation (the “Company”) 2012 Annual Meeting of Shareholders, the Company’s shareholders voted on the following four matters and cast their votes as described below:

(1)	The election of eight members to the Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan by 1,300,000 shares;

(3)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2011; and

(4)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1 – Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Jay Bhatt	54,695,309	156,988	4,829,940
Barry N. Bycoff	54,602,858	249,439	4,829,940
John R. Egan	54,223,207	629,090	4,829,940
Ram Gupta	54,358,342	493,955	4,829,940
Charles F. Kane	54,226,953	625,344	4,829,940
David J. Krall	53,873,358	978,939	4,829,940
Michael L. Mark	53,681,689	1,170,608	4,829,940
Philip M. Pead	54,163,916	688,381	4,829,940

Proposal 2 – Approval of an amendment to the Company’s 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan by 1,300,000 shares:

For	Against	Abstain	Broker Non-Votes
53,316,091	971,422	564,784	4,829,940

Proposal 3– Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2011:

For	Against	Abstain	Broker Non-Votes
53,389,998	1,374,331	86,978	4,829,940

Proposal 4 – The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

For	Against	Abstain
58,288,712	1,380,917	12,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	Progress Software Corporation

	By:	/s/ Chris Andersen
Chris Andersen Vice President, Corporate Controller and CAO

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